Exhibit 99.1
Buie Portfolio
Index
December 31, 2007

Page(s)

Report of Independent Auditors	1

Combined Financial Statements

Combined Statements of Revenues and Certain Expenses	2

Notes to Combined Financial Statements	3—4

Report of Independent Auditors
To the Board of Directors and Stockholders of
Pacific Office Properties Trust, Inc.
We have audited the accompanying combined statements of revenues and certain expenses of the Buie Portfolio (a collection of entities described more fully in Note 1) for the year ended December 31, 2007. These combined statements of revenues and certain expenses are the responsibility of management. Our responsibility is to express an opinion on these combined financial statements based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the combined statement of revenues and certain expenses. We believe that our audit provides a reasonable basis for our opinion.
The accompanying combined statements of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the United States Securities and Exchange Commission (for inclusion in the Form 8-K of Pacific Office Properties Trust, Inc.) as described in Note 1 and is not intended to be a complete presentation of the properties’ combined revenues and expenses.
In our opinion, the combined statements of revenues and certain expenses referred to above present fairly, in all material respects, the combined revenues and certain expenses described in Note 1 of the Buie Portfolio for the year ended December 31, 2007, in conformity with accounting principles generally accepted in the United States of America.
Los Angeles, California
August 7, 2008

Buie Portfolio
Combined Statements of Revenues and Certain Expenses
Year Ended December 31, 2007 and the Three-Month Period
Ended March 31, 2008 (unaudited)

	Year Ended	Three Months
	December 31,	Ended March 31,
	2007	2008
		(Unaudited)

Revenues
Rental property	$3,714,450	$802,363
Tenant reimbursements	394,027	70,813
Other	11,089	251

Total revenues	4,119,566	873,427
Expenses
Operating expenses	683,602	169,136
Real estate taxes and insurance	429,227	97,219

Total expenses	1,112,829	266,355

Revenues in excess of certain expenses	$3,006,737	$607,072

The accompanying notes are an integral part of these combined financial statements.

Buie Portfolio
Notes to Combined Financial Statements
December 31, 2007

1.	Background and Basis of Presentation

Pacific Office Properties, LP, which Pacific Office Properties Trust, Inc. (the “Company”) has an 18.25% ownership interest in, acquired a 32.167% interest in a tenancy-in-common structure that owns the properties known as the Buie Portfolio. The entities within the tenancy-in-common that own the properties are Torrey Hills, I, LP, Torrey Hills II, LP, Carlsbad (A&C) I, LP, Carlsbad (A&C) II, LP, Carlsbad (B) I, LP, Carlsbad (B) II, LP, Scripps Park I, LP, Scripps Park II, LP, Palomar Heights I, LP, and Palomar Heights II, LP (the “Buie Portfolio”). The accompanying combined statement of revenues and certain expenses (the “Combined Statement”) presents the results of operations of the Buie Portfolio for the year ended December 31, 2007. The Combined Statement has been prepared on the accrual basis of accounting and is presented on a combined basis due to common ownership. The Combined Statement has been prepared for the purpose of complying with the rules and regulations of the United States Securities and Exchange Commission, Regulation S-X, Rule 3-14 and for inclusion in this Current Report on Form 8-K of the Company. The Combined Statement is not intended to be a complete presentation of the revenues and expenses of the Buie Portfolio as certain expenses, primarily depreciation and amortization, interest, property management fees and other costs not directly related to the future operations of the properties, have been excluded.

2.	Summary of Significant Accounting Policies

Revenue Recognition
All tenant leases are classified as operating leases. For all leases with scheduled rent increases or other adjustments, rental income is recognized on a straight-line basis over the terms of the related leases. Where the Company has determined that collectibility is reasonably assured, reimbursements from tenants for real estate taxes and other recoverable operating expenses are recognized as revenue in the period the applicable costs are incurred.

Lease termination fees are recognized when the related leases are canceled and there is no continuing obligation to provide services to such former tenants.

Property Operating Expenses

Property operating expenses represent the direct expenses of operating the properties and include maintenance, utilities, and repair costs that are expected to continue in the ongoing operations of the property. Expenditures for maintenance and repairs are charged to operations as incurred.

Use of Estimates

The preparation of the Combined Statement in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and certain expenses during the reporting period. Actual results may differ from those estimates.

Buie Portfolio
Notes to Combined Financial Statements
December 31, 2007

3.	Rental Income

The Buie Portfolio, as lessor, receives income from the properties with remaining noncancelable lease terms ranging from approximately 7 to 87 months. Minimum future rental income under operating leases in effect as of December 31, 2007 is as follows:

Years ending December 31,
2008	$3,237,315
2009	2,728,020
2010	1,754,606
2011	855,769
2012	755,534
Thereafter	807,002

$10,138,246

4.	Tenant Concentrations

Two tenants accounted for more than 10% of the properties’ total rental revenue for the year ended December 31, 2007.

5.	Interim Unaudited Combined Statement of Revenues and Certain Expenses

The accompanying interim combined statement of revenues and certain expenses for the three months ended March 31, 2008 is unaudited. However, in the opinion of the Company, the interim statement includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for the interim period. The results for the period presented are not necessarily indicative of the results for the full year.

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